Exhibit 21.1

BORGWARNER INC. (Parent)*                    JURISDICTION
NAME OF SUBSIDIARY

B80 Italia S.r.l.                            Italy

BorgWarner Aftermarket Europe GmbH                Germany

BorgWarner Alternators Inc.                    Delaware

BorgWarner Arden LLC                        Delaware

BorgWarner Arnstadt RE GmbH & Co. KG            Germany

BorgWarner Asia Inc.                        Delaware

BorgWarner Automotive Asia Limited                Hong Kong

BorgWarner Automotive Components (Beijing) Co., Ltd.        China

BorgWarner Automotive Components (Jiangsu) Co., Ltd.        China

BorgWarner Automotive Components (Ningbo) Co., Ltd.        China

BorgWarner Automotive Components (Tianjin) Co., Ltd.        China

BorgWarner Automotive Components (Wuhan) Co., Ltd.        China

BorgWarner Brasil Ltda.                    Brazil

BorgWarner (China) Investment Co., Ltd.            China

BorgWarner Chungju Co. LLC                    South Korea

BorgWarner Comercial e Distribuidora de Pecas             Brazil
para Veiculos Automotores Ltda.

BorgWarner Comercializadora PDS, S. de R.L. de C.V.        Mexico

BorgWarner Componentes PDS, S. de R.L. de C.V.        Mexico

BorgWarner Cooling Systems GmbH                Germany

BorgWarner Cooling Systems (India) Private Limited        India

BorgWarner Diversified Transmission Products Services Inc.    Delaware

BorgWarner Drivetrain de Mexico S.A. de C.V.            Mexico

BorgWarner Drivetrain Engineering GmbH            Germany

BorgWarner Drivetrain Management Services             Mexico
de Mexico S.A. de C.V.

BorgWarner Electric Motors, L.L.C.                Virginia

BorgWarner Emissions Systems Holding LLC            Delaware

BorgWarner Emissions Systems India Private Limited        India

BorgWarner Emissions Systems LLC                Delaware

BorgWarner Emissions Systems (Ningbo) Co. Ltd.         China

BorgWarner Emissions Systems of Michigan Inc.        Delaware

BorgWarner Emissions Systems Portugal, Unipessoal LDA    Portugal

BorgWarner Emissions Systems (Ningbo) Co., Ltd.        China

BorgWarner Emissions Systems Spain, S.L.U.            Spain

BorgWarner Emissions Talegaon Private Limited        India

BorgWarner Engineering Ketsch RE GmbH & Co. KG        Germany

BorgWarner Engineering Kibo RE GmbH & Co. KG        Germany

BorgWarner Esslingen GmbH                    Germany

BorgWarner Europe GmbH                    Germany

Borg Warner Europe Holdings (PDS) B. V.            Netherlands

BorgWarner Europe Holding S.a. r. l.                 Luxembourg

BorgWarner Gateshead Limited                    United Kingdom

BorgWarner Germany Holding GmbH                Germany

BorgWarner Germany Holding Services GmbH            Germany

BorgWarner Germany REH GmbH                Germany

BorgWarner Germany REM GmbH                Germany

BorgWarner Germany Verwaltungs GmbH            Germany

BorgWarner Global Holding S.a. r. l.                Luxembourg

BorgWarner Heidelberg I RE GmbH & Co. KG            Germany

BorgWarner Heidelberg II RE GmbH & Co. KG            Germany

BorgWarner Heidelberg REH GmbH                Germany

BorgWarner Heidelberg REM GmbH                Germany

BorgWarner Holding Inc.                    Delaware

BorgWarner Holdings Limited                    United Kingdom

BorgWarner Hungary Kft.                    Hungary

BorgWarner India Holdings Inc.                    Delaware

BorgWarner Investment Holding Inc.                Delaware

BorgWarner IT Services Europe GmbH                Germany

BorgWarner Ithaca LLC                        Delaware

BorgWarner Ketsch Plant RE GmbH & Co. KG            Germany

BorgWarner Ketsch REH GmbH                Germany

BorgWarner Ketsch REM GmbH                Germany

BorgWarner Kft.                        Hungary

BorgWarner Kibo RE GmbH & Co. KG                Germany

BorgWarner Korea Holdings LLC                Delaware

BorgWarner Korea Holdings (PDS) B.V.                Netherlands

BorgWarner Korea LLC                        South Korea

BorgWarner Limited                        United Kingdom

BorgWarner Ludwigsburg GmbH                Germany

BorgWarner Ludwigsburg RE GmbH & Co. KG            Germany

BorgWarner Markdorf Plant RE GmbH & Co. KG        Germany

BorgWarner Markdorf REH GmbH                Germany

BorgWarner Markdorf REM GmbH                Germany

BorgWarner Massachusetts Inc.                     Delaware

BorgWarner Mauritius Holdings Ltd.                Mauritius

BorgWarner Mexico Holding BV                Netherlands

BorgWarner Mexico Holdings LLC                Delaware

BorgWarner Mexico Holdings II LLC                Delaware

BorgWarner Morse Systems India Private Limited        India

BorgWarner Morse Systems Italy S.r.l.                Italy

BorgWarner Morse Systems Japan K.K.                Japan

BorgWarner Morse Systems Mexico, S.A. de C.V.        Mexico

BorgWarner Muggendorf RE GmbH & Co. KG            Germany

BorgWarner Netherlands Holdings (PDS) B.V.            Netherlands

BorgWarner NW Inc.                        Delaware

BorgWarner Oroszlany Kft.                    Hungary

BorgWarner PDS (Anderson), L.L.C.                Delaware

BorgWarner PDS Brasil Produtos Automotivos Ltda.        Brazil

BorgWarner PDS (Changnyeong) LLC                South Korea

BorgWarner PDS (Indiana) Inc.                    Delaware

BorgWarner PDS Irapuato, S. de R.L. de C.V.            Mexico

BorgWarner PDS (Livonia) Inc.                    Delaware

BorgWarner PDS Mexico Holdings, S. de R.L. de C.V.        Mexico

BorgWarner PDS (Ochang) LLC                 South Korea

BorgWarner PDS Technologies, L.L.C.                Delaware

BorgWarner PDS (Thailand) Limited                Thailand

BorgWarner PDS (USA) Inc.                     Delaware

BorgWarner Poland Sp. z o.o.                    Poland

BorgWarner Pyongtaek LLC                    South Korea

BorgWarner (Reman) Holdings, L.L.C.                Delaware

BorgWarner Romeo Power LLC                    Delaware

BorgWarner Rzeszów Sp. z o.o.                    Poland

BorgWarner Shenglong (Ningbo) Co., Ltd.            China

BorgWarner South Asia LLC                    Delaware

BorgWarner Southborough Inc.                    Delaware

BorgWarner Spain Holding, S.L.U                Spain

BorgWarner Sweden AB                    Sweden

BorgWarner Systems Lugo S.r.l.                    Italy

BorgWarner (Thailand) Limited                    Thailand

BorgWarner Thermal Systems Inc.                Delaware

BorgWarner Thermal Systems of Michigan Inc.            Delaware

BorgWarner TorqTransfer Systems Beijing Co., Ltd.        China

BorgWarner Tralee Ltd.                        Ireland

BorgWarner Transmission Products LLC            Delaware

BorgWarner Transmission Systems Arnstadt GmbH        Germany

BorgWarner Transmission Systems GmbH            Germany

BorgWarner Transmission Systems Korea LLC            South Korea

BorgWarner Transmission Systems Tulle S.A.S.            France

BorgWarner Trustees Limited                    United Kingdom

BorgWarner Turbo & Emissions Systems France S.A.S.        France

BorgWarner Turbo and Emissions Systems             Mexico
de Mexico S.A. de C.V.

BorgWarner Turbo Systems Engineering GmbH            Germany

BorgWarner Turbo Systems GmbH                Germany

BorgWarner Turbo Systems LLC                Delaware

BorgWarner Turbo Systems of Michigan Inc.            Delaware

BorgWarner Turbo Systems Worldwide Headquarters GmbH    Germany

BorgWarner UK Financing Ltd.                    United Kingdom

BorgWarner UK Holding and Services Ltd.            United Kingdom

BorgWarner United Transmission Systems Co., Ltd.        China

BorgWarner US Holding LLC                    Delaware

BorgWarner USA Industries, L.L.C.                Delaware

BorgWarner Waterloo Inc.                     Canada

BorgWarner Wrexham Limited                    United Kingdom

BW El Salto, S.A. De C.V.                    Mexico

BWA Receivables Corporation                    Delaware

BWA Turbo Systems Holding LLC                Delaware

Cascadia Motion LLC                        Delaware

Creon Insurance Agency Limited                United Kingdom

Kuhlman LLC                            Delaware

Kysor Europe Limited                        United Kingdom

M. & M. Knopf Auto Parts, L.L.C.                Delaware

New PDS Corp.                            Delaware

NSK-Warner K.K.                        Japan

NSK-Warner Mexico, S.A. de C.V    .            Mexico

NSK-Warner (Shanghai) Co., Ltd.                China

NSK-Warner U.S.A., Inc.                    Michigan

Old Remco Holdings, L.L.C.                    Delaware

Old Remco International Holdings, L.L.C.            Delaware

SeohanWarner Turbo Systems LLC                South Korea

Sevcon New Energy Technology (Hubei) Company Limited    China

Transmission Systems AutoForm LLC                 South Korea